Exhibit 16.1

April 20, 2017

The Commissioners

Securities and Exchange Commission

100F Street, N.E.

Washington, DC 201549

United States of America

Dear Sirs:

We have read the statements made by ChipMOS TECHNOLOGIES INC., which we understand will be filed with the Securities and Futures Commission, pursuant to and as part of the Form 20-F of ChipMOS TECHNOLOGIES INC. dated April 20, 2017. We agree with the statements concerning our Firm in such Form 20-F.

Yours faithfully,

/s/ TIAOHO & CO.

Certified Public Accountants

Taiwan